                                                                    Exhibit 23.2





                              ACCOUNTANTS' CONSENT


The Board of Directors and Stockholders
Freedom Group, Inc. and Subsidiaries:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




                                       /S/ KPMG PEAT MARWICK LLP



St. Petersburg, Florida
July 8, 1998